Exhibit 10.1

Execution Version

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT (this “Agreement”), dated as of August 9, 2022, is entered into by and among PT Wira Laju Rejeki, a limited liability company incorporated under the laws of Indonesia (“Assignor”), Guanzhong Bamboo Capital Pte. Ltd., an exempt private company limited by shares incorporated under the laws of Singapore (“Assignee”), Provident Acquisition Corp., a Cayman Islands exempted company (the “Issuer”), and Perfect Corp., a Cayman Islands exempted company (the “Company”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Subscription Agreement (as defined below).

WHEREAS, Assignor, the Issuer and the Company entered into that certain subscription agreement dated as of March 3, 2022 (the “Subscription Agreement”), pursuant to which Assignor has agreed to subscribe for and purchase from the Issuer an aggregate of 500,000 Issuer Class A Ordinary Shares for a purchase price of $10.00 per share and for the aggregate purchase price of $5,000,000 on the date that is one Business Day prior to the consummation of the First Merger;

WHEREAS, Assignee, is an investment holding company incorporated on June 26, 2021 in Singapore, and is an Affiliate (as defined in the Business Combination Agreement) of the Assignor;

WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume the Subscription Agreement, including the full amount of Assignor’s aggregate subscription under the Subscription Agreement; and

WHEREAS, Section 6.5 (Assignment) of the Subscription Agreement provides that neither the Subscription Agreement nor any rights and interests or obligations that may accrue to the parties thereunder (including Assignor’s rights to purchase the Subscribed Shares) may be transferred or assigned without the prior written consent of the other parties thereof, and the Issuer and the Company desire to provide such consent in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

1.            Assignment and Assumption. Subject to the provisions of this Agreement, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Subscription Agreement; and Assignee hereby accepts such assignment and assumes all of Assignor’s liabilities and obligations under the Subscription Agreement, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of Assignor’s liabilities and obligations under the Subscription Agreement. Assignee confirms that it has reviewed the Subscription Agreement with legal counsel of Assignee’s choosing and Assignee agrees that the Issuer and the Company shall have the right of direct action against Assignee pursuant to the same remedies as are available against Assignor.

2.            Representations and Warranties of Assignor and Assignee; No Release of Assignor.

2.1.            Assignor and Assignee hereby represent and warrant to each of the Issuer and the Company that the information with respect to the Assignor and Assignee in the recitals are true and correct as of the date hereof and as of the Subscription Closing Date.

2.2.            To induce the Issuer and the Company to enter into this Agreement, (a) Assignee hereby represents and warrants to each of the Issuer and the Company and acknowledges and agrees with each of the Issuer and the Company, as of the date hereof and as of the Subscription Closing Date, each of the representations and warranties of Assignor set forth in the Subscription Agreement as if made by Assignee mutatis mutandis, and (b) Assignor hereby acknowledges and agrees that that neither this Agreement nor the consent of the Issuer or the Company hereunder shall release Assignor in whole or in part from any of its liabilities and obligations under the Subscription Agreement if Assignee fails to pay, perform, satisfy or discharge in full, as the same become due, any such liability or obligation. Assignor hereby agrees to be bound by any amendment to the Subscription Agreement after the date hereof which is executed by the Assignee. In furtherance of the foregoing, it is specifically understood and agreed that in the event of default by Assignee under the Subscription Agreement, the Issuer and the Company shall be entitled to commence any action or proceeding against Assignor or otherwise exercise any available remedies at law or in equity to enforce the provisions of the Subscription Agreement against Assignor without first commencing any action or otherwise proceeding against Assignee or any other party, or otherwise exhausting all of its available remedies against Assignee or any other party.

3.            Consent; Subsequent Assignment. Pursuant to Section 6.5 (Assignment) of the Subscription Agreement, each of the Issuer and the Company hereby consents to the assignment of the Subscription Agreement by Assignor to Assignee and the assumption of the Subscription Agreement by Assignee from Assignor, in each case pursuant to this Agreement. The consent of the Issuer and the Company shall be deemed limited solely to the assignment as provided in this Agreement, and the Issuer and the Company reserve the right to consent or to withhold consent and all other rights under the Subscription Agreement with respect to any other matters, including, without limitation, any subsequent assignment.

4.            Effectiveness of Consent. The effectiveness of this Agreement is subject to and conditioned upon the full execution and delivery by and among the parties of this Agreement.

5.            Miscellaneous Provisions.

5.1.            Subscription Agreement. Each party hereby acknowledges and agrees that, except as expressly set forth hereunder, neither the representations and warranties, covenants, agreements, terms, provisions or conditions nor the rights, obligations or remedies of any party under the Subscription Agreement shall be deemed to be abrogated, modified, waived, impaired, affected or altered in any way by execution or acceptance of this Agreement.

5.2.            Notice. For purposes of Section 6.2 of the Subscription Agreement, all notices and other communications to Assignee shall be given or made to:

Company:	Guanzhong Bamboo Capital Pte. Ltd.
Address:	Gedung Avian Brands, Jl. Ahmad Yani No. 317
Surabaya 60234, Jawa Timur, Indonesia
Attention:	Ruslan Tanoko
Email:	rtanoko@gmail.com

5.3.            Entire Agreement; Conflict. This Agreement and the Subscription Agreement constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  In the event of any conflict between this Agreement and the Subscription Agreement, the provisions of this Agreement shall control.

5.4.            Incorporation by Reference. Article 6 of the Subscription Agreement shall apply mutatis mutandis to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PT Wira Laju Rejeki

By:	/s/ RUSLAN TANOKO
Name: RUSLAN TANOKO
Title: Director

[Signature Page to Assignment, Assumption and Consent Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Guanzhong Bamboo Capital Pte. Ltd.

By:	/s/ LIM LI CHING
Name: LIM LI CHING
Title: Director

[Signature Page to Assignment, Assumption and Consent Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PROVIDENT ACQUISITION CORP.

By:	/s/ MICHAEL AW
Name: MICHAEL AW
Title: Director

[Signature Page to Assignment, Assumption and Consent Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PERFECT CORP.

By:	/s/ ALICE H. CHANG
Name: ALICE H. CHANG
Title: Chief Executive Officer

[Signature Page to Assignment, Assumption and Consent Agreement]